Exhibit 10
FOR IMMEDIATE RELEASE
JEFFERIES AND LEUCADIA AGREE TO INCREASE CAPITAL COMMITTED TO
HIGH YIELD, DISTRESSED AND SPECIAL SITUATIONS TRADING BUSINESS
NEW YORK, February 28, 2007 — Jefferies Group, Inc. today announced that it has entered into an agreement with Leucadia National Corporation (“Leucadia”) to expand and restructure the operation of its high yield secondary market business into an entity to be called Jefferies High Yield Trading, LLC (“the Company”).
Background
In January 2000, Jefferies created three broker-dealer entities that employ a trading and investment strategy substantially similar to that historically employed by the Jefferies High Yield Division. Two of these funds, the Jefferies Partners Opportunity Fund and the Jefferies Partners Opportunity Fund II, are principally capitalized with equity contributions from institutional and high net worth investors. Leucadia invested $100 million in Jefferies Partners Opportunity Fund II. The third fund, Jefferies Employees Opportunity Fund (and collectively with the two Jefferies Partners Opportunity Funds, referred to as the “High Yield Funds”), is principally capitalized with equity investments from Jefferies employees and is therefore consolidated into Jefferies’ consolidated financial statements.
The High Yield Division and each of the High Yield Funds share gains or losses on trading and investment activities of the High Yield Division on the basis of a pre-established sharing arrangement related to the amount of capital each has committed. The sharing arrangement is modified from time to time to reflect changes in the respective amounts of committed capital. As of December 31, 2006, on a combined basis, the High Yield Division had in excess of $1,024.8 million of combined pari passu capital available (including unfunded commitments and availability under the High Yield Funds revolving credit facility) to deploy and execute the Division’s investment and trading strategy. The High Yield Funds are overseen by Richard Handler, the Chief Executive Officer of Jefferies, in combination with the long-standing team which runs the business on a day-to-day basis.
The Agreement
Pursuant to the agreement, Leucadia and Jefferies (and its affiliates) will increase their respective investments to $600 million. The investments will be in a new holding company that will own the Company, to be called Jefferies High Yield Holdings, LLC (“Holdings”). Holdings would provide for additional capital investments from third party investors through a fund or funds to be managed by Jefferies of up to $800 million in the aggregate over time. It is expected that the Company will enter into a credit agreement that will provide for leverage on a 1-1 basis, thereby providing potential total capital of up to $4 billion. The term of the transaction is for six years from closing with an option to extend.
Jefferies and Leucadia will each have the right to nominate two of a total of four directors to the Holdings’ board of directors, and each will own 50% of the voting securities. Jefferies will transfer its high yield secondary market trading business to the Company, for which Jefferies will receive additional securities entitling it to an additional 20% of the profits, and Jefferies will provide services to the Company for a fee equal to 1.5% of contributed capital. Jefferies will receive a placement fee of 0.25% for the equity capital raised. Jefferies expects that it will receive a management fee of 0.50%, in addition to the 1.5% fee for services described above, for a total fee of 2%, from the third party investors.
The Company will be a registered broker-dealer engaged in the secondary sales and trading of high yield securities and special situation securities, including bank debt, post-reorganization equity, public and private equity, equity derivatives, credit default swaps and other financial instruments. The Company will commit capital to the market by making markets in high yield and distressed securities and will invest in and provide research coverage on these types of securities. The Company will be overseen by Richard Handler and the same long-standing team that is currently responsible for this type of trading for Jefferies and the High Yield Funds.
Under the provisions of FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, Jefferies determined that the Company meets the definition of a variable interest entity. Jefferies is deemed the primary beneficiary and will consolidate the Company.
Commencement of the investment is subject to the receipt of regulatory approvals and certain other conditions.
About Jefferies
Jefferies, a global investment bank and institutional securities firm, has served growing and mid-sized companies and their investors for nearly 45 years. Headquartered in New York, with more than 25 offices around the world, Jefferies provides clients with capital markets and financial advisory services, institutional brokerage, securities research and asset management. The firm is a leading provider of trade execution in equity, high yield, convertible and international securities for institutional investors and high net worth individuals. Jefferies & Company, Inc. is the principal operating subsidiary of Jefferies Group, Inc. (NYSE: JEF; www.jefferies.com).
Special Note on Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. The forward-looking statements in this release pertain to the future development and expansion of our High Yield secondary market business. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. The use of these forward-looking statements does not infer that the results will be achieved. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2006 for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.
For further information, please contact:
Tom Tarrant, Jefferies & Company, Inc., 203-708-5989, ttarrant@Jefferies.com
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